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EXHIBIT 7.2

                                November 1, 2004




Premier Concepts, Inc.
2121 Avenue of the Stars
Suite 2920
Los Angeles, CA  90067

Attn:    Terry Washburn

Re:      FEES OWED PURSUANT TO MANAGEMENT CONSULTING AND CORPORATE GOVERNANCE
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         AGREEMENT
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Dear Mr. Washburn:

         Pursuant to that certain Management Consulting and Corporate Governance Agreement (the "AGREEMENT"), dated as of October 16, 2003, between Premier Concepts, Inc. ("YOU" or "PREMIER") and The Archetype Group Inc. ("WE" or "ARCHETYPE"), we were engaged to provide certain services to Premier. In accordance with the Bankruptcy Plan of Reorganization, as amended by the First Amended Disclosure Statement, we have agreed to accept 250,000 fully paid, non-assessable shares of Premier (upon consummation of the Plan, the name of Premier will be USN, Inc. and such shares will be issued by USN, Inc.) (the "SHARES") in full satisfaction of our allowed administrative claim. You have agreed to issue such Shares.

         We have been provided an opportunity to ask questions of, and we have received answers thereto satisfactory from, you and your representatives regarding the terms and conditions of this letter agreement, and other matters pertaining to an investment in the Shares, and we have obtained all additional information requested of Premier and its representatives.

         We have such knowledge and experience in financial affairs that we are capable of evaluating the merits and risks of an investment in the Shares. We have not relied in connection with this investment upon the identity of or advice from any other person or upon any representations, warranties or agreements other than those set forth in this letter agreement. Archetype's financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time, and can afford to suffer the complete loss of the investment in the Shares.

         We hereby agree that we will not, directly or indirectly, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Shares except in a manner that does not violate the registration or any other applicable provisions of the Securities Act of 1933 (the "Act") (or any other applicable federal securities laws) or any applicable state securities laws. We

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understand that we must bear the economic risk of an investment in the Shares for an indefinite period of time because, among other reasons, the offering and sale of the Shares have not been registered under the Act, and therefore, the Shares cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available.

         Archetype qualifies as an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Act).

         We understand that, in addition to any other legends required by applicable state securities laws, a legend will be placed on any certificate or certificates representing the Shares substantially to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT.

                            [SIGNATURE PAGE FOLLOWS]


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         Please acknowledge your agreement and acceptance of the foregoing by executing this letter as indicated below. This letter agreement may be executed in counterparts and via facsimile, each of which, when delivered, shall be an original and together shall constitute one agreement, binding upon the parties hereto and deemed effective immediately upon such execution.

Sincerely,

THE ARCHETYPE GROUP, INC.

/s/ Brian Kelly
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Name: Brian Kelly
Title: President


AGREED AND ACCEPTED:
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PREMIER CONCEPTS, INC.

/s/ Terry Washburn
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Name: Terry Washburn
Title: CEO



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